UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 18, 2005
                                   -----------

                           BENCHMARK BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

           Virginia                    000-18445                54-1380808
(State or other jurisdiction    (Commission File Number)      (IRS Employer
       of incorporation)                                    Identification No.)

           100 S. Broad Street
           Kenbridge, Virginia                                    23944
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (434) 676-9054

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02
                  Results of Operations and Financial Condition.

         On February 18, 2005, the Registrant issued a press release reporting its financial results for the three and twelve month periods ended December 31, 2004. A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 2.02.


Item 9.01         Financial Statements and Exhibits.

         (a) Exhibits. The following exhibit is being furnished pursuant to Item
2.02 above.

Exhibit No.                         Description

  99.1                              Press Release dated February 18, 2005


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  BENCHMARK BANKSHARES, INC.
                                  (Registrant)



Date:  February 18, 2005
                                               By:      /s/ Ben L. Watson, III
                                                        ----------------------

                                                            Ben L. Watson, III
                                                             President and CEO

                                  Exhibit 99.1

                      NEWS RELEASE, DATED FEBRUARY 18, 2005
                           BENCHMARK BANKSHARES, INC.
                               KENBRIDGE, VIRGINIA
                       FOR DISTRIBUTION TO AREA NEWS MEDIA

                          Ben L. Watson, III, President

                           Benchmark Bankshares, Inc.
                            Reports Results for 2004

KENBRIDGE, VA, February 18, 2005 - Benchmark Bankshares, Inc. (BMRB.OB), the Kenbridge-based holding company for Benchmark Community Bank, posted net income for the fourth quarter of $879,404, or $0.29 per share. For the year ended December 31, 2004, net income of $3,551,229, or $1.19 per share, declined slightly from net income of $3,595,527, or $1.21 per share, earned during 2003. Net income for 2004 resulted in a Return on Equity ratio of 11.87% and Return on Assets ratio of 1.24%.

       According to management, low interest rates continued to impact the bank's operations. Despite a $183,774, or 1.09%, decline in interest income during 2004, total interest expense of $5,521,351 in 2004 declined by $746,499, or 11.91%, from total interest expense incurred during 2003. Net income, however, was negatively impacted by a $749,647, or 11.15%, increase in non-interest expense. The increase resulted primarily from an increase in salaries from the addition of personnel to support the Bank's growth initiatives. Other factors, such as normal increases in operating expenses, and expenses related to the remodeling of the bank's Victoria office and the construction of a new facility in Blackstone, contributed to the higher expenses. While the short-term impact was a decline in net income, management feels that the initiatives undertaken during 2004 will position the bank for long-term growth and improved earnings.

       Benchmark Community Bank, founded in 1971, is headquartered in Kenbridge, VA, and operates ten banking offices throughout central Southside Virginia. In addition, a loan production office has been established in the town of South Boston.

                            Period Ended
                            December 31,
3 Months                                2004                2003
--------                                ----                ----

Net Income                           $  879,404          $1,108,852
Per Share Earnings                        $0.29               $0.37


12 Months                               2004                2003
---------                               ----                ----

Net Income                           $3,551,229          $3,595,527
Per Share Earnings                        $1.19               $1.21
Return on Assets                          1.24%               1.30%
Return on Equity                         11.87%              13.02%
Book Value per Share                     $10.28               $9.63
Total Assets                         $292.9 mil.         $283.9 mil.
Total Loans                          $230.3 mil.         $214.7 mil.
Total Deposits                       $259.9 mil.         $253.2 mil.
Stockholders' Equity                  $30.7 mil.          $28.6 mil.